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                                                                     EXHIBIT 4.3

                         [FORM OF COMMON STOCK WARRANT]

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                               ON ________, _____


Warrant No. _____                                                ______ Warrants


                              SERVICE EXPERTS, INC.

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED


___________________________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Service Experts, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company")(and the Company shall issue and sell to the holder hereof), subject to the terms and conditions set forth hereinafter, one fully paid and nonassessable share of Common Stock, $.01 par value per share (the "Common Stock"), of the Company (the "Warrant Shares") (or such number of Warrant Shares as may result from adjustments made from time to time as provided herein) at an exercise price of _____________________ Dollars ($______) per share (the "Exercise Price") (or such Exercise Price as may result from adjustments made from time to time as provided herein).

                  (a) DURATION AND EXERCISE OF WARRANTS. The Warrants may be exercised ____ ____________________________________ and will expire at 5:00 p.m.
New York time, on ___ ______, _____ (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. The holder of this Warrant shall have the right to purchase from the Company, in whole or in part, the number of Warrant Shares set forth above (as adjusted pursuant hereto) at the Exercise Price (as adjusted pursuant hereto) per Warrant Share, upon (i) surrender of this Warrant to the Company at the principal office of the Company at 111 Westwood Place, Suite 420, Brentwood, Tennessee, with the Warrant Exercise Form attached hereto duly completed and signed by the registered holder hereof or by a duly appointed legal representative or by a duly authorized attorney, and (ii) payment of the amount of the Exercise Price (as adjusted pursuant hereto) multiplied by the number of Warrant Shares in respect of which such Warrant is then exercised (and any applicable transfer taxes pursuant to the terms hereof) (the "Aggregate
Price"). The Aggregate Price may at the option of the holder be paid (x) in cash or certified or official bank check payable to the order of the Company in lawful money of the United States of America, (y) by delivery of debt of obligations of the Company in an amount equal to the Aggregate Price, or (z) by delivery of Warrants or shares of the Common Stock of the Company ("Company Common Stock") having a fair market value (which shall be equal to the closing price of the Company Common Stock on the date immediately preceding the date of delivery (which, in the event the Company Common Stock is not publicly traded, shall be determined by the Board of Directors of the Company) less, in the case of Warrants, the Exercise Price) equal to the Aggregate Price.


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Upon surrender of this Warrant and payment of the Exercise Price as described herein, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of this Warrant, and in such name or names as such registered holder may designate, a certificate or certificates representing shares of Common Stock for the number of Warrant Shares so purchased upon the exercise of all or a portion of this Warrant, together with cash in respect of any fraction of a Warrant Share issuable upon such surrender. If a portion of this Warrant is exercised prior to 5:00 p.m. on the Expiration Date, New York time, a new Warrant, duly executed by the Company, will be issued promptly to the holder for the remaining number of Warrant Shares exercisable pursuant to this Warrant so surrendered, and the Company will deliver promptly the new Warrant to the holder.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued to the holder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to the holder hereof, the Company will pay to such holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current closing price per share of the Company's Common Stock on the New York Stock Exchange or the closing price per share on the national securities exchange on which the Common Stock is then listed or admitted for trading or, if not listed, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of the Board (the "Closing Price").

                  (c) PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the original issuance of this Warrant and of the shares of Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to (a) pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of this Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than that of the registered holder hereof surrendered upon the exercise of this Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of this Warrant until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder hereof at the time of surrender.

                  (d) MUTILATED OR MISSING WARRANT. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of a substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor and evidencing the number of Warrant Shares purchasable upon exercise of the Warrant so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to the Company. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  (e) RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. The Company shall at all times reserve for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of the Company from time to time issuable upon



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exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. All Warrants surrendered upon exercise shall be canceled by the Company and disposed of. No shares of Common Stock shall be subject to reservation in respect of Warrants not exercised prior to 5:00 p.m., New York time, on the Expiration Date.

                  (f) TRANSFER AND REGISTRATION OF WARRANTS AND WARRANT SHARES. The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Paragraph (g) hereof, and in compliance with applicable federal and state securities laws and the terms and conditions hereof. The Warrants and the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act").

                  (g) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. The Warrant may be exchanged or transferred, at the option of the holder, at any time prior to the Expiration Date, upon presentation and surrender of the Warrant to the Company, for other Warrants of different denominations, entitling the holder to purchase in the aggregate the same number of Warrant Shares. Subject to the preceding sentence, a Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the office of the Company, together with written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder thereof. The Warrants may be assigned or transferred, at the option of the holder, upon surrender of the Warrant to the Company, accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or by a duly authorized representative or attorney, such signature to be guaranteed by an institution participating in the STAMP program. Any transfer, exchange or assignment of the Warrants shall be without charge (other than the cost of any transfer tax) to the holder and any new Warrant or Warrants issued pursuant hereto shall be dated the date hereof.

                  (h) RIGHTS OF WARRANT HOLDER. The holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the holder are limited to those expressed herein.

                  (i) ANTIDILUTION PROVISIONS. The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of the Warrant and the number of Warrants outstanding will be subject to change or adjustment as follows:

                      (i) If at any time after the date hereof and before 5:00 p.m., New York time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case



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may be, the number of shares to be delivered upon exercise of the Warrant will be appropriately increased so that the holder will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

                           (ii) If the number of shares of Common Stock
outstanding at any time after the date of the issuance of the Warrant and before 5:00 p.m., New York time, on the Expiration Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of the Warrant will be appropriately decreased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

                           (iii) If any capital reorganization of the Company,
or any reclassification of the Common Stock, or any consolidation or share exchange of the Company with or merger of the Company with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of the Warrant in accordance with the terms hereof, the holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, share exchange, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holder would have been entitled to receive upon exercise of the Warrant had the Warrant been exercised immediately before such reorganization, reclassification, consolidation, share exchange, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

                  (iv) No adjustment in the Exercise Price in accordance with the provisions of subparagraphs (i), (ii), or (iii) above need be made if such adjustment would amount to a change in such Exercise Price of less than $.10; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this subparagraph (iv) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (j) NOTICE OF CERTAIN EVENTS. At any time prior to the last day of the Exercise Period, in the event:

                                    (i) the Company authorizes the distribution
to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings or out of amounts legally available for distribution under the laws of the State of Delaware); or




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                                    (ii) of any capital reorganization or
reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock), other than a consolidation, share exchange or merger to which the Company is a party and for which approval of any shareholders of the Company is required (other than a consolidation, share exchange or merger in which the Company is the continuing corporation and that does not result in any reclassification or change in the outstanding Common Stock) or of the sale, lease or other transfer of all or substantially all of the assets of the Company; or

                                    (iii) of the voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then the Company will cause to be mailed to the holder of the Warrant, at least twenty (20) days before the applicable record or effective date hereinafter specified, a notice stating the date on which any such consolidation, share exchange, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, share exchange, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                  (k) At the Company's expense, the Company will list on the New York Stock Exchange and on each national securities exchange on which any Common Stock may at any time be listed, all shares of the Common Stock from time to time issued upon the exercise of the Warrants, and will maintain such listing so long as any other shares of Common Stock are so listed; and the Company shall so list, and shall maintain such listing of, any other shares of capital stock of the Company issued upon the exercise of this Warrant if and so long as any shares of its capital stock so to be issued of the same class are so listed or traded.

                  (l) DEFINITIONS. For the purposes of this Warrant, the following definitions shall apply:

                           (i) "Common Stock"  means (i) the class of stock
designated as the common stock, no par value per share, of the Company on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Warrant shall, in the event of an adjustment pursuant to the provisions hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

                           (ii) "Exercise Period" means the period during which
the Warrant may be exercised as set forth above.



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                  (m) SUCCESSORS; HEADINGS; AMENDMENTS; BENEFITS OF THIS
AGREEMENT; GOVERNING LAW. All covenants and provisions of this Warrant by or for the benefit of the Company or the holder of the Warrant shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives. The headings of paragraphs of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. This Warrant may be amended by the written consent of the Company and the holder of the Warrant. Nothing in this Warrant shall be construed to give to any person or corporation, other than the Company and the holder of the Warrant, any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the registered holder of the Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.



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                  IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers.

                                            SERVICE EXPERTS, INC.



Dated:  ______________                      By:____________________________

                                            Title:   _________________________




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                              WARRANT EXERCISE FORM

                                                     Dated:____________________

                  The undersigned hereby irrevocably exercises this Warrant to purchase ____________ shares of Common Stock and herewith makes payment of the Exercise Price as determined pursuant to the terms and conditions specified in this Warrant in lawful money of the United States of America. The undersigned surrenders this Warrant and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.

                                         Signature_____________________________


Name:__________________________________________________________________________
                                 (Please Print)

Address:_______________________________________________________________________

        _______________________________________________________________________
        City, State and Zip

Code:   _______________________________________________________________________
        Taxpayer Identification or Social Security

Number: _______________________________________________________________________

NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN ON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER




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                             WARRANT ASSIGNMENT FORM


                  FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers to:

Name:___________________________________________________________________________
                                 (Please Print)

the right to purchase up to ________________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ to transfer said Warrant on the behalf of the Company, with full power of substitution in the premises.


Dated:___________________                  _____________________________________
                                           Signature of registered holder


Address of Transferee:   _______________________________________________________
City, State and Zip Code:_______________________________________________________
Taxpayer Identification or Social Security Number of Transferee:________________


NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER